UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report(Date of earliest event reported):February 17, 2009

Alfacell Corporation

(Exact name of registrant as specified in its charter)

0-11088

(Commission File Number)

Delaware	22-2369085
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

300 Atrium Drive, Somerset, NJ 08873

(Address of principal executive offices, with zip code)

(732) 652-4525

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2009, Lawrence A. Kenyon, the acting president, chief financial officer and corporate secretary of Alfacell Corporation (the “Company”) resigned from all such positions, effective as of February 17, 2009. As disclosed on the Company’s Form 8-K filed on December 16, 2008, all of Mr. Kenyon’s unvested stock options shall cease vesting as of February 17, 2009 and Mr. Kenyon’s vested options shall remain exercisable in accordance with their terms for the six month period after February 17, 2009. Mr. Kenyon shall continue to serve on the Company’s board of directors and will receive the same compensation as is received by the Company’s other non-employee directors for so long as he continues to serve on the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALFACELL CORPORATION

Date: February 23, 2009	By: /s/ Kuslima Shogen
Kuslima Shogen
Chief Exective Officer